                                             Exhibit 24

                  POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of

Edward Stead, Marilyn Post, Jane Rast and Andi Yorio,

signing singly, the undersigned's true and lawful attorneys-

in-fact to execute and file, or cause to be filed, for and

on behalf of the undersigned, (i) any notices of proposed

sales of securities of Blockbuster Inc. (the "Company") on

Form 144 (including any amendments thereto) that the

undersigned may be required to file in accordance with Rule

144 under the Securities Act of 1933 and (ii) any reports on

Forms 3, 4, and 5 (including any amendments thereto) with

respect to ownership of securities of the Company that the

undersigned may be required to file in accordance with

Section 16(a) of the Securities Exchange Act of 1934

and the rules thereunder.

The undersigned acknowledges that the foregoing attorneys-

in-fact, in serving in such capacity at the request of the

undersigned, are not assuming, nor is the Company assuming,

any of the undersigned's responsibilities to comply with

Rule 144 under the Securities Act of 1933 or Section 16 of

the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 144 with respect to the undersigned's proposed sales of

securities issued by the Company or Forms 3, 4 and 5 with

respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by

the undersigned in a signed writing delivered to the

foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 18th day of May 2005.

                          /s/ JOHN F. ANTIOCO

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                                  Signature